Securities and Exchange Commission

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2004

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2. 01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 23, 2004, Perficient, Inc. (the “Company”) filed a current report on Form 8-K reporting that on June 18, 2004, the Company consummated the acquisition of Meritage Technologies, Inc. (“Meritage “), a Delaware corporation, by merging our wholly owned subsidiary, Perficient Meritage, Inc., a Delaware corporation, with and into Meritage. Meritage survived the Merger as our direct wholly owned subsidiary under the name “Perficient Meritage, Inc.”  The Company paid approximately $7.1 million consisting of approximately $2.9 million in cash and 1.17 million shares of the Company’s common stock valued at approximately $4.2 million subject to certain post-closing adjustments.  The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004.  Approximately $0.8 million in transaction costs have been incurred in relation to the acquisition. Prior to the acquisition, the assets of Meritage were used to provide information technology consulting services to its customers.  The Company intends to continue such use for the assets of Meritage. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Meritage Merger Agreement, a copy of which is included herein as Exhibit 2.1

ITEM 9. 01. FINANCIAL STATEMENTS, AND EXHIBITS

In this Report on Form 8-K/A we are providing the following financial information:

(a) Audited Consolidated Financial Statements of Meritage Technologies, Inc. for the years ended December 31, 2002 and 2003;

(b) Unaudited Pro Forma Condensed Combined Statement of Operations of the Company for the year ended December 31, 2003 and six months ended June 30, 2004; operating results of Meritage Technologies, Inc. are included in operating results of Perficient’s condensed combined financial statements as of June 18, 2004.

The Company has recorded total consideration for the Meritage acquisition of $10.3 million, which includes transaction costs. This consideration has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on June 18, 2004.

The unaudited pro forma condensed combined income statements of the Company for the year ended December 31, 2003, and the six months ended June 30, 2004, give effect to (i) the acquisition of Meritage Technologies, Inc. applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the acquisition as if the transaction was consummated as of the beginning of the respective periods.

In the opinion of the Company, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition occurred as of the dates indicated or of the results that may be obtained in the future. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 do not reflect operational efficiencies and cost savings that may be achieved with respect to the combined companies. Therefore, these pro forma historical results reflect operating costs which are not indicative or predictive of future period results.

These unaudited pro forma condensed combined income statements and notes thereto should be read in conjunction with the Meritage Technologies, Inc. financial statements and the notes thereto as of and for the years ended December 31, 2002 and 2003 included in this Report on Form 8-K/A; the Company’s financial statements and the notes thereto as of and for the year ended December 31, 2003, included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended by Amendment No. 1 on Form 10-KSB/A, which are incorporated herein by reference; and the Company’s condensed consolidated financial statements and the notes thereto as of and for the three and six months period ended June 30, 2004, included in the Company’s Quarterly Report on Form 10-QSB which are incorporated herein by reference.

(c) Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1+	Agreement and Plan of Merger, dated as of June 18, 2004, by and among Perficient, Inc., Perficient Meritage, Inc., Meritage Technologies, Inc., and Robert Honner, as Stockholder Representative.

Exhibit 10.1+	Securities Purchase Agreement dated as of June 16, 2004, by and among Perficient, Inc., Tate Capital Partners Fund LLC, Pandora Select Partners, LP, and Sigma Opportunity Fund, LLC.

Exhibit 10.2+	Loan Modification Agreement, dated as of June 8, 2004, by and among Perficient, Inc., Perficient Canada Corp., and Silicon Valley Bank.

Exhibit 99.1. +	Perficient, Inc. Press Release issued on June 21, 2004 regarding the acquisition of Meritage Technologies, Inc.

+                                         Previously filed with the Securities and Exchange Commission as an Exhibit to the Company’s Current Report on Form 8-K filed on June 23, 2004 and incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Dated August 30, 2004
/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

3

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants
Consolidated Balance Sheets at December 31, 2002 and 2003 and March 31, 2004 (unaudited)
Consolidated Statements of Operations for the years ended December 31, 2002 and 2003, and for the three months ended March 31, 2003 (unaudited) and 2004 (unaudited)
Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2002 and 2003
Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2003, and for the three months ended March 31, 2003 (unaudited) and 2004 (unaudited)
Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of

Meritage Technologies, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Meritage Technologies, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meritage Technologies, Inc. and Subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/S/ Grant Thornton LLP

Cincinnati, Ohio
April 13, 2004

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,		March 31,
	2002	2003	2004
			(unaudited)
ASSETS

CURRENT ASSETS
Cash	$84,672	$67,746	$75,588
Accounts receivable, net of allowance for doubtful accounts of approximately $546,000, $25,000 and $25,000 in 2002, 2003 and 2004, respectively	3,760,535	2,644,398	2,341,906
Prepaid expenses and other current assets	172,894	25,626	30,115
Deferred income tax asset	415,014	—	—
Total current assets	4,433,115	2,737,770	2,447,609
PROPERTY AND EQUIPMENT, net	651,041	279,538	232,816
OTHER ASSETS
Notes receivable and stockholder advances	460,861	—	—
Deposits and other	127,014	46,437	43,469
Deferred income tax asset	1,256,229	—	—
	1,844,104	46,437	43,469
	$6,928,260	$3,063,745	$2,723,894
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Revolving line of credit	$2,702,495	$1,700,000	$1,450,000
Accounts payable	1,165,959	506,443	507,884
Shareholder note payable	81,103	—	—
Accrued payroll	284,052	298,361	223,575
Accrued payroll tax obligation	—	631,393	669,910
Other accrued expenses	218,288	113,126	183,638
Deferred revenue	23,086	384,680	155,738
Total current liabilities	4,474,983	3,634,003	3,190,745
STOCK ISSUED SUBJECT TO REPURCHASE GUARANTEE	277,439	183,662	183,662
SERIES A REDEEMABLE SENIOR CUMULATIVE CONVERTIBLE
PARTICIPATING PREFERRED STOCK	11,535,080	9,974,906	10,122,847
SERIES B REDEEMABLE SENIOR CUMULATIVE CONVERTIBLE
PARTICIPATING PREFERRED STOCK	3,045,000	3,231,852	3,280,330
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, 54,000,000 shares authorized, par value$.001; 25,644,039 shares issued and 24,699,702 shares outstanding at December 31, 2002, 28,097,727 shares issued and 26,440,217 shares outstanding at December 31, 2003 and March 31, 2004	25,644	28,098	28,098
Paid-in capital	2,085,610	4,346,933	4,346,933
Stock subscriptions receivable	(59,906)	(59,906)	(59,906)
Accumulated deficit	(14,450,413)	(18,254,808)	(18,347,820)
Treasury Stock	(8,995)	(20,995)	(20,995)
Accumulated other comprehensive income	3,818	—	—
Stockholders’ equity (deficit)	(12,404,242)	(13,960,678)	(14,053,690)
	$6,928,260	$3,063,745	$2,723,894

The accompanying notes are an integral part of these financial statements.

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
			(unaudited)	(unaudited)
REVENUE:

Services	$26,067,675	$18,058,737	$4,856,357	$3,919,200

Reimbursable expenses	322,742	411,338	94,549	110,620

Total revenue	26,390,417	18,470,075	4,950,906	4,029,820

COST OF REVENUE:

Project personnel costs	18,010,806	11,332,602	2,757,473	2,594,720

Reimbursable expenses	322,742	411,338	94,549	110,620

Other project related expenses	273,288	182,192	68,322	—

Total cost of revenue	18,606,836	11,926,132	2,920,344	2,705,340

Gross margin	7,783,581	6,543,943	2,030,562	1,324,480
SELLING, GENERAL AND ADMINISTRATIVE	13,150,403	7,326,467	1,659,523	1,137,158

DEPRECIATION	394,822	317,299	97,518	56,400

Income (loss) from operations	(5,761,644)	(1,099,823)	273,521	130,922

INTEREST INCOME	2,592	702	—	—

INTEREST EXPENSE	(188,885)	(145,308)	(30,851)	(27,515)
Income (loss) before income taxes and change in accounting principle	(5,947,937)	(1,244,429)	242,670	103,407
(PROVISION) BENEFIT FOR INCOME TAXES	24,367	(1,683,288)	—	—
Income (loss) before change in accounting principle	(5,923,570)	(2,927,717)	242,670	103,407
CHANGE IN ACCOUNTING PRINCIPLE – GOODWILL IMPAIRMENT	(1,952,312)	—	—	—

Net income (loss)	$(7,875,882)	$(2,927,717)	$242,670	$103,407

The accompanying notes are an integral part of these financial statements.

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES

STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003

					Additional Paid-in Capital	Stock Subscriptions Receivable	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Common Stock		Treasury Stock
	Shares Issued	Amount	Shares Issued	Amount

Balance December 31, 2001	25,644,039	$25,644	—	$—	$482,457	$(59,906)	(4,474,964)	$(1,055)	$(4,027,824)
Purchases of common stock	—	—	(2,180,123)	(75,162)	—	—	—	—	(75,162)
Issuance of common shares	—	—	1,235,786	66,167	93,903	—	—	—	160,070
Issuance of warrants	—	—	—	—	1,387,500	—	—	—	1,387,500
Net loss	—	—	—	—	—	—	(7,875,882)	—	(7,875,882)
Issuance of stock repurchase guarantee	—	—	—	—	(126,318)	—	—	—	(126,318)
Decrease in stock subject to loan guarantee	—	—	—	—	277,404	—	—	—	277,404
Stock issuance costs	—	—	—	—	(29,336)	—	—	—	(29,336)
Accretion of preferred stock dividends	—	—	—	—	—	—	(712,067)	—	(712,067)
Adjustment of preferred stock	—	—	—	—	—	—	(1,387,500)	—	(1,387,500)
Foreign currency translation	—	—	—	—	—	—	—	4,873	4,873
Balance December 31, 2002	25,644,039	25,644	(944,337)	(8,995)	2,085,610	(59,906)	(14,450,413)	3,818	(12,404,242)
Purchases of common stock	—	—	(713,173)	(12,000)	—	—	—	—	(12,000)
Issuance of common shares	1,474,149	1,474	—	—	(1,474)	—	—	—	—
Net loss	—	—	—	—	—	—	(2,927,717)	—	(2,927,717)
Preferred stock conversion	979,539	980	—	—	2,249,020	—	—	—	2,250,000
Decrease in stock subject to loan guarantee	—	—	—	—	13,777	—	—	—	13,777
Accretion of preferred stock dividends	—	—	—	—	—	—	(876,678)	—	(876,678)
Foreign currency translation	—	—	—	—	—	—	—	(3,818)	(3,818)
Balance December 31, 2003	28,097,727	$28,098	(1,657,510)	$(20,995)	$4,346,933	$(59,906)	$(18,254,808)	$—	$(13,960,678)

The accompanying notes are an integral part of these financial statements.

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:			(unaudited)	(unaudited)
Net income (loss)	$(7,875,882)	$(2,927,717)	$242,670	$103,407
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	394,822	317,299	97,519	56,400
Impairment of intangible assets	1,952,312	—	—	—
Loss on disposals of fixed assets	140,525	82,110	—	—
Write-down of notes receivable	75,000	235,861	—	—
Foreign currency translation adjustment	4,873	(3,818)	18,098	—

Deferred income taxes	(1,721)	1,671,243	(6,882)	—
Changes in assets and liabilities:
Accounts receivable	2,017,984	1,116,137	(531,547)	302,492

Prepaid expenses and other current assets	(43,743)	147,268	119,847	(4,489)
Income taxes receivable	175,611	—	—	—
Other assets	2,371	80,577	8,283	2,968
Accounts payable	190,628	(659,516)	(91,669)	1,441

Accrued expenses and other liabilities	(660,394)	902,134	187,739	(194,699)

Net cash provided by (used in) operating activities	(3,627,614)	961,578	44,058	267,520

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment, net	(496,200)	(27,906)	(31,530)	(9,678)

Net cash used in investing activities	(496,200)	(27,906)	(31,530)	(9,678)
CASH FLOWS FROM FINANCING ACTIVITIES:

Repurchase of common stock	(75,162)	(12,000)	(12,000)	—

Repurchase of stock subject to repurchase guarantee	(25,001)	(80,000)	(30,000)	—
Sale of Treasury stock	160,070	—	—	—
Issuance of preferred stock, net of issuance cost	2,970,664	—	—	—
Notes receivable and advances to/from stockholders, net	250,001	143,897	215,400	—
Net (repayments) borrowings on line-of-credit	885,866	(1,002,495)	(2,495)	(250,000)
Net cash provided by (used in) financing activities	4,166,438	(950,598)	170,905	(250,000)

INCREASE (DECREASE) IN CASH	42,624	(16,926)	183,433	7,842
CASH AT BEGINNING OF PERIOD	42,048	84,672	84,672	67,746
CASH AT END OF PERIOD	$84,672	$67,746	$268,105	$75,588
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Accretion of preferred stock dividends	$712,067	$876,678	$218,701	$196,419
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$188,885	$145,308	$30,851	$27,515

The accompanying notes are an integral part of these financial statements.

MERITAGE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – THE COMPANY

Meritage Technologies, Inc. (the Company) provides professional services to help Global 3500 enterprises automate business processes and improve operational performance.  Meritage specializes in developing solutions in the areas of enterprise portals, content management, custom application development and in supporting enterprise application frameworks.  The Company provides consulting services to customers throughout the United States and Canada.

The consolidated financial statements include the accounts of Meritage Technologies, Inc., a Delaware Corporation, and it’s wholly owned subsidiaries, Meritage Technologies, Inc., an Indiana Corporation, IEC, Ltd., Meritage Technologies—Canada, Inc. and Meritage Technologies Canada Corp.  All significant intercompany accounts and transactions have been eliminated.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

2.  Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of accounts and notes receivable.  The Company provides services to customers based on an evaluation of the customer’s financial condition, generally without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company monitors the exposure for credit losses and maintains allowances for anticipated losses.

In 2002, the Company had sales to one customer that comprised 11% of total revenues.  Receivables from this customer were 5% of total receivables at December 31, 2002.  In 2003, the Company had sales to two customers that comprised 29% of total revenue.  Receivables from these customers were 32% of total receivables at December 31, 2003.

3.  Accounting for Long-Lived Assets

In 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”).

SFAS 142 provides that goodwill and other intangible assets with indefinite lives should not be amortized.  Instead, the carrying value of goodwill is to be evaluated for impairment on an annual basis utilizing fair value techniques.  In accordance with SFAS 142, the Company ceased amortization of goodwill as of January 1, 2002 and performed its initial impairment review.

As a result of its impairment review, the Company deemed its goodwill to be impaired, and, accordingly, wrote off the remaining unamortized balance of $1,952,312.  The charge is reflected as a change in accounting principle in the accompanying consolidated statements of operations.

4.  Foreign Currency Translation

The financial position and results of operations of the Company’s foreign subsidiary are measured using the local currency as the functional currency.  Revenues and expenses are translated into U.S. dollars using average exchange rates during the period.  Assets and liabilities are translated using rates in effect as of the date of the balance sheet.  Translation gains and losses are included as a component of comprehensive income.

5.  Revenue Recognition

All revenue is recognized as consulting services are performed.  Deferred revenue represents billings in advance of services performed.  Unbilled revenue is included as a component of accounts receivable.  Losses are recognized at such time facts and circumstances indicate that a loss will be incurred on a contract.  Management has concluded that no such loss contracts exist at December 31, 2002 and 2003.

6.  Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs were not significant in 2002 and 2003.

7.  Stock-Based Compensation

The Company accounts for certain stock options according to APB No. 25, “Accounting for Stock Issued to Employees,” under which no compensation expense is recognized at the time of the grant.  Had compensation costs for the Company’s stock options been determined based on fair values at the grant date consistent with SFAS 123 (“Accounting for Stock Based Compensation”), the Company’s net income (loss) would have been as follows:

	For the year ended December 31,		For the three months ended March 31,
	2002	2003	2003	2004
			(unaudited)	(unaudited)

Net income (loss), as reported	$(7,875,882)	$(2,927,717)	$242,670	$103,407

Pro-forma stock compensation expense	(176,735)	(121,171)	(31,222)	—

Pro-forma net income (loss)	$(8,052,617)	$(3,048,888)	$211,448	$103,407

The fair values of the options granted are estimated on the date of grant using the Black-Scholes option pricing model with assumptions of a risk-free interest rate of 6%, expected lives of 10 years and no expected volatility.  The weighted average exercise price of options granted in 2002 and 2003 was $0.73 per share and $0.25 per share, respectively.

8.  Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

9.  Interim Financial Statements (unaudited)

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. Accordingly, certain footnote disclosures have been condensed or omitted. In the opinion of management, the unaudited interim financial statements at March 31, 2004 and for the three months ended March 31, 2003 and 2004 include all adjustments necessary to present fairly the Company’s financial position at March 31, 2004, and results of operations and cash flows for the three months ended March 31, 2003 and 2004.  Results for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the entire year.

10.     Recently Issued Accounting Standards

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.  SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity.  The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003.  The changes that resulted from the issuance of SFAS No. 150 did not have a material effect on the Company’s consolidated results of operations or financial position.

11.     Segment Information

The Company operates in one segment for financial reporting purposes.

NOTE C – LOCATION CLOSURES

During 2002 and 2003, the Company closed offices in several of its operating locations.  As a result of these closures, the Company incurred costs of approximately $660,000 and $100,000 relating to lease terminations, fixed asset write offs and severance payments in 2002 and 2003, respectively.  These costs are included as a component of general and administrative expenses.  The rollforward of amounts accrued at year end is as follows:

	2002	2003

Accrued at beginning of year	$—	$200,881

Cost of closures, exclusive of fixed asset write offs	519,881	15,697
Payments	(319,000)	(216,578)

Accrued at end of year	$200,881	$—

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at year-end:

	2002	2003	Depreciable Lives

Furniture and fixtures	$202,535	$119,526	5 years
Computer equipment and software	980,760	585,102	3 years
	1,183,295	704,628
Accumulated depreciation and amortization	(532,254)	(425,090)

Property and equipment, net	$651,041	$279,538

Property and equipment are stated at cost.  The Company provides for depreciation and amortization of property and equipment using the straight-line method.

Maintenance and repair costs are charged to expense as incurred.  When property and equipment are disposed, the cost and related accumulated depreciation are removed from the respective accounts, and any gains or losses are included in the statements of operations.

NOTE E – REVOLVING LINE-OF-CREDIT

The Company maintains a line-of-credit with a bank.  At December 31, 2003, the agreement provides for borrowings up to $2,215,000 subject to specified borrowing base limitations and net of any letters of credit outstanding.  The agreement enables the Company to borrow funds at the bank’s prime rate plus 2.75% (6.75% at December 31, 2003).  The line is secured by substantially all the business assets of the Company.  As of December 31, 2003, the Company was in default of certain debt covenants of its revolving credit agreement.  On December 31, 2003, the Company obtained from the bank a forbearance agreement in effect through October 31, 2004.  The forbearance agreement requires the Company to maintain minimum levels of earnings before interest and taxes throughout the term of the agreement.  Subsequent to year end, the bank extended the forbearance agreement to January 4, 2005 and reduced the available borrowings to $1,615,000 in $200,000 increments through October 1, 2004.  The Company believes it can remain in compliance with the agreement, as amended throughout 2004.  The Company has taken steps to reduce expenses, improve cash flow and return to profitability, including the closing and consolidation of offices in 2002 and 2003.

Based on available funds, current plans and business conditions, management believes that the Company’s available cash, borrowings and amounts generated from operations, will be sufficient to meet the Company’s cash requirements for the next 12 months.  The assumptions underlying this belief include, among other things, that there will be no material adverse developments in the business or market in general.  There can be no assurances, however, that those assumed events will occur.  If management’s plans are not achieved, there may be further negative effects on the results of operations and cash flows, which could have a material adverse effect on the Company.

NOTE F – PREFERRED STOCK

The Company has authorized 1,000,000 shares of preferred stock at par value of $0.001 per share, of which 10,000 shares are designated as Series A and 3,000 shares are designated as Series B.  The preferred stock has voting rights based on the number of common shares into which the accreted value of preferred stock is convertible.  In addition, a majority of preferred stockholders must approve significant corporate activities including the merger or sale of the Company, issuance of additional common or preferred stock, establishment of new stock option plans, entering into any new line of business, declaring dividends on the common stock or materially amending the compensation package of the chief executive officer.

1.  Series A

In 2000, the Company issued 10,000 shares of Series A Senior Cumulative Convertible Participating Preferred Stock (the “Series A”).  The Series A is convertible to common stock at an adjusted conversion price of $2.297 subject to anti-dilution provisions.  The Series A is convertible at any time and automatically converts at the time of a Qualified Public Offering (as defined).  If a Qualified Public Offering does not occur before August 7, 2005, the Series A stockholders may mandate the Series A be redeemed or the Company be sold.  Holders of Series A are provided a preference in liquidation over holders of common stock equal to the greater of the accreted value of the shares or the value of the common stock into which the Series A is convertible at the date of the liquidation.

The Series A accrues dividends at a 6% compounded rate.  Through August 7, 2002, such dividends increase the accreted value of the Series A.  After that date, the dividends may be paid in cash at the Company’s option or continue to add to the accreted value.  No dividends were paid in 2003 or 2002.

In addition, the Series A stockholders received warrants to purchase up to 828,994 shares of the Company’s common stock at an adjusted amount of $2.297 per share through August 7, 2003.  These warrants become exercisable based on the volume of business referred to the Company by each of the Series A holders.  No referral activity thresholds were reached.

On November 13, 2003, Series A stockholders converted 1,852 shares of Series A with a carrying value of $2,250,000 into 979,539 shares of Common Stock.

2.  Series B

In 2002, the Company issued 3,000 shares of Series B Senior Cumulative Convertible Participating Preferred Stock (the “Series B”).  The Series B is convertible to common stock at a conversion price of $1.00 subject to anti-dilution provisions.  The Series B stock is convertible at any time and automatically converts at the time of a Qualified Public Offering (as defined).  If a Qualified Public Offering does not occur before September 30, 2007, the Series B stockholders may mandate the Series B be redeemed or the Company be sold.  Holders of Series B were provided a preference in liquidation over holders of Series A and holders of common stock equal to the greater of 200% of the accreted value of the shares or the value of the common stock into which the Series B is convertible at the date of the liquidation.  In 2003, the terms of the preference liquidation of the Series B were amended such that the holders of Series B are provided a preference in liquidation over holders of Series A and holders of common stock equal to the accreted value of the shares or the value of the common stock into which the Series B is convertible at the date of the liquidation.

The Series B accrues dividends at a 6% compounded rate.  Through September 30, 2004, such dividends increase the accreted value of the Series B.  After that date, the dividends may be paid in cash at the Company’s option or continue to add to the accreted value.

In addition, the Series B stockholders received warrants to purchase up to 11,250,000 shares of the Company’s common stock at various prices as follows:

3,750,000 shares at $0.20 per share

3,750,000 shares at $0.54 per share

3,750,000 shares at $0.84 per share

The Company allocated the estimated fair value of $1,387,500 from the proceeds of the Series B issuance to the warrants.  The Company adjusted the carrying amount of the Series B to the full redemption value at December 31, 2002.

NOTE G – INCOME TAXES

The income tax benefit (expense) for the years ended December 31, 2002 and 2003 consists of the following:

	2002	2003

Current:
Federal	$78,550	$—
State	(55,904)	—
Deferred	1,721	(1,683,288)

Income tax benefit (expense)	$24,367	$1,683,288)

Deferred tax assets and liabilities are determined based on differences between the financial and tax basis of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.  The components of the net deferred tax asset at December 31, 2002 and 2003 are as follows:

	2002	2003

Short-term deferred taxes:
Allowance for doubtful accounts	$218,519	$10,000
Accrued medical	10,585	30,058
Deferred rent	25,320	15,192
Other	160,590	10,000
Total short-term deferred tax assets	415,014	65,250

Long-term deferred taxes:
Amortization of intangible assets	1,008,798	929,492
Stock option compensation	126,813	126,813
Depreciation	8,722	57,559
Net operating losses	3,481,451	4,398,335
Other	2,721	857
Net long-term deferred tax assets	4,628,505	5,513,056

Total	5,043,519	5,578,306
Valuation allowance	(3,372,276)	(5,578,306)

Net deferred taxes	$1,671,243	$—

At December 31, 2002 and 2003, the Company has available net operating loss carryforwards of approximately $9,000,000 and $11,000,000, respectively, which may be applied against future taxable income.  These carry forwards begin to expire in 2021.

Management of the Company periodically reviews the deferred tax assets for realizability and recognizes a valuation allowance if it is more likely than not that some or all of a deferred tax asset may not be realized.  As the Company has suffered recurring losses, management determined a full valuation allowance is appropriate for the net deferred tax assets at December 31, 2003.

The Company’s (provision) benefit for income taxes differs from the expected tax (provision) benefit amount computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes as a result of the following:

	2002	2003

Tax at statutory rate of 34%	$(2,686,085)	$(423,106)

State taxes, net of federal benefit	(474,015)	(74,666)
Change in valuation allowance	3,372,276	2,206,030
Other	(187,809)	(24,970)

Income tax benefit (expense)	$24,367	$(1,683,288)

NOTE H – DEFINED CONTRIBUTION PLAN

The Company sponsors a Salary Savings and Profit Sharing Trust 401(k) plan that covers substantially all employees.  The plan provides for discretionary matching contributions and discretionary profit sharing contributions.  The Company made no discretionary matching contributions in the years ended December 31, 2002 and 2003.  There were no discretionary profit sharing contributions for the years ended December 31, 2002 and 2003.

NOTE I – RELATED PARTY TRANSACTIONS

At December 31, 2002, the Company had formal and informal interest bearing and non-interest bearing notes receivable and advances with various stockholders and employees of $460,861.  In 2003, the Company determined that the balance of the notes were not recoverable and expensed the remaining balance.

NOTE J – EMPLOYEE STOCK OPTION PLAN

On August 7, 2000, the Board of Directors of Meritage Technologies, Inc. approved the Meritage Technologies, Inc. Nonqualified Stock Option Plan (the Plan).  The number of shares of stock, which may be issued and sold under the Plan, is subject to the sole discretion and authority of the Board of Directors, which also has the authority to determine the exercise price and the vesting and exercise periods of all options.  The exercise price and the vesting and exercise periods shall be incorporated into the Stock Option Agreement awarding such option.  All options issued under the Plan to date have a ten-year exercise period.

	2002	2003

Outstanding, beginning of year	2,343,791	1,372,189
Options granted	383,250	1,127,500
Options exercised	—	—
Options cancelled/surrendered	(1,354,852)	(342,705)

Outstanding, end of year	1,372,189	2,156,984

At December 31, 2002 and 2003, there were 968,419 shares and 1,210,047 shares, respectively, which were vested and eligible to be exercised.  The weighted average exercisable price of these shares were $1.15 per share and $1.43 per share, respectively.  The weighted average fair value of the option shares granted during 2002 and 2003 were approximately $0.10 per share and $0 per share, respectively.

Options outstanding as of December 31, 2003 were as follows:

Exercise Price	Number Of Shares	Expiration Date	Number Exercisable

$0.036	166,787	August 7, 2010	166,787
$0.10	530,856	June 30, 2011 – September 30, 2011	522,230
$0.25	832,500	January 1, 2013 – September 29, 2013	—
$2.50	30,000	July 6, 2011	20,000
$3.00	520,340	August 7, 2010 – November 26, 2012	447,363
$5.00	67,033	January 1, 2011 – June 25, 2011	46,367
$6.00	9,468	January 29, 2011 – May 26, 2011	7,300

	2,156,984

NOTE K – COMMITMENTS AND CONTINGENCIES

1.  Lease Obligations

The Company leases office facilities under operating leases.  Rent expense related to these leases was approximately $1,300,000 and $580,000 in 2002 and 2003, respectively.  Approximate future minimum rental commitments, as of year-end, were as follows:

Years ended December 31,
2004	$484,000
2005	428,000
2006	40,000

$952,000

2.  Legal Matters

Various lawsuits and claims arising during the normal course of business are pending against the Company.  In the opinion of management, the ultimate liability, if any, resulting from such suits and claims will have no material adverse effect on the Company’s statements of operations, cash flows or financial position.

3.  Stockholder Loan and Repurchase Guarantees

The Company has guaranteed personal stockholder bank loans used to purchase common stock.  As a result, the stock issued was recorded as a liability and not equity.

In addition, the Company has committed to repurchase certain common stock sold to an employee for the amount paid by the employee for the stock.  Accordingly, the stock issued is recorded as a liability and not equity.

NOTE L — STOCK GRANT

In 2003, the Company granted 1,474,149 shares of unrestricted common stock to an executive for services rendered.  At the time of the grant, the Company estimated the fair value of the common stock to be $.01 per share and recorded compensation expense of $1,474 for the grant.

NOTE M — SUBSEQUENT EVENT (UNAUDITED)

On June 18, 2004, the Company was sold to Perficient, Inc. by way of a merger with Perficient’s wholly-owned subsidiary, Perficient Meritage, Inc.  The name of the surviving corporation was changed to Perficient Meritage, Inc.  Perficient, Inc. paid approximately $7.1 million for the Company, consisting of approximately $2.9 million in cash, liabilities assumed of approximately $ 2.4 million, and 1.17 million shares of Perficient Inc.’s common stock, subject to certain post-closing adjustments.

PERFICIENT, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Perficient, Inc. of Meritage Technologies, Inc.  This acquisition will be accounted for as a purchase business combination. These unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of Perficient, Inc. and Meritage Technologies, Inc. and should be read in conjunction therewith.

On June 18, 2004, Perficient, Inc. (the “Company”) consummated the acquisition of Meritage Technologies, Inc. (“Meritage”), a Delaware corporation, by merging our wholly owned subsidiary Perficient Meritage, Inc., a Delaware corporation, with and into Meritage. Meritage survived the merger as our direct wholly owned subsidiary, under the name “Perficient Meritage, Inc.”  The Company paid approximately $7.1 million consisting of approximately $2.9 million in cash, assumed liabilities of approximately $ 2.4 million, and 1,168,219 shares of the Company’s common stock, subject to certain post-closing adjustments.  The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004.  Approximately $0.8 million in transaction costs have been incurred in relation to the acquisition.

The following pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of the Company and Meritage.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 give effect to the merger as if it occurred at the beginning of the periods presented and combines the respective statements of operations for the Company and Meritage for the respective periods. These pro forma historical results do not reflect operational efficiencies and cost savings that may be achieved with respect to the combined companies. Therefore, these pro forma historical results reflect operating costs which are not indicative or predictive of future period results.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing. Changes in the ultimate purchase price based on future operating performance are not reflected in these pro forma financial statements.  The issuance of additional consideration will affect the amount of goodwill ultimately recorded.

PERFICIENT, INC.

INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma Condensed Combined Statement of Operations for the six month period ended June 30, 2004
Pro forma Condensed Combined Statement of Operations for the year ended December 31, 2003

Notes to pro forma Condensed Combined Financial Statements

PERFICIENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	For the six months ended June 30, 2004
	Perficient	Meritage	Pro Forma Adjustments		Pro Forma Combined
Revenue
Services	$16,317,236	$6,973,058	$—		$23,290,294
Software	2,402,242	—	—		2,402,242
Reimbursed expenses	981,093	182,149	—		1,163,242
Total revenue	19,700,571	7,155,207	—		26,855,778

Cost of revenue
Project personnel costs	9,563,997	4,553,303	—		14,117,330
Software costs	1,984,435	—	—		1,984,435
Reimbursable expenses	981,093	182,149	—		1,163,242
Other project related costs	162,298	—	—		162,298
Cost of revenue	12,691,823	4,735,452	—		17,427,275

Gross margin	7,008,748	2,419,755	—		6,580,814

Selling, general and administrative	4,169,188	2,411,626	—		6,580,814
Stock compensation	24,768	—	—		24,768
Depreciation	224,875	103,551	—		328,426
Intangibles amortization	212,779	—	180,000	Note 3	392,779
Income (loss) from operations	2,377,138	(95,422)	(180,000)		2,101,716

Interest income (expense), net	(28,496)	(49,823)	(32,965	) Note 4	(111,284)
Other income	1,899	(383)	—		1,516
Income (loss) before income taxes	2,350,541	(145,628)	(212,965)		1,991,948
Other expense	—	—	—		—

Provision for income taxes	(920,000)	—	—	Note 3	(920,000)
Net income (loss)	$1,430,541	$(145,628)	$(212,965)		$1,071,948

Net income per share:
Basic	$0.09				$0.06
Diluted	$0.08				$0.05

Shares used in computing net income per share:
Basic	15,494,414				16,593,204
Diluted	18,928,871				20,019,302

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PERFICIENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	For the year ended December 31, 2003
	Perficient	Meritage	Pro Forma Adjustments		Pro Forma Combined
Revenue
Services	$24,534,617	$18,058,737	$—		$42,593,354
Software	3,786,864	—	—		3,786,864
Reimbursed expenses	1,870,441	411,338	—		2,281,779
Total revenue	30,191,922	18,470,075	—		48,661,997

Cost of revenue
Project personnel costs	13,411,762	11,332,602			24,744,364
Software costs	3,080,894	—	—		3,080,894
Reimbursable expenses	1,870,441	411,338	—		2,281,719
Other project related costs	453,412	182,192	—		635,604
Cost of revenue	18,816,509	11,926,132	—		30,742,641

Gross margin	11,375,413	6,543,943	—		17,919,356

Selling, general and administrative	7,857,081	7,326,467	—		15,183,548
Stock compensation	135,927	—	—		135,927
Depreciation	670,436	317,299	—		987,735
Intangibles amortization	610,421	—	360,000	Note 3	970,421
Income (loss) from operations	2,101,548	(1,099,823)	(360,000)		641,725

Interest income (expense)	(282,652)	(144,606)	33,144	Note 4	(460,402)
Other income (expense)	(13,459)	—	—		(13,459)
Income (loss) before income taxes	1,805,437	(1,244,429)	(393,144)		167,864
Other expense	—	—	—		—

Provision (benefit) for income taxes	755,405	(1,683,288)	—	Note 3	(2,438,693)
Net income (loss)	$1,050,032	$(2,927,717)	$(393,144)		$(2,270,829)

Accretion of dividends on preferred stock	(157,632)	(876,678)			(1,034,310)
Net income (loss) available to common stockholders	$892,400	$(3,804,395)	$(393,144)		$(3,305,139)

Net income available to common stockholders per share:
Basic	$0.08				$(0.28)
Diluted	$0.07				$(0.28)

Shares used in computing net income per share: income per share:
Basic	10,818,417				11,986,636
Diluted	15,306,151				11,986,636

The accompanying notes are an integral part of these pro forma consolidated financial statements.

PERFICIENT, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — General

The Company has recorded total consideration of approximately $10.3 million, including approximately $0.8 million in transaction costs for the Meritage acquisition. The acquisition was completed on June 18, 2004.

The following table shows the components of total consideration:

The consideration paid is approximately as follows:

Cash	$2,900,000
Common stock	4,200,000
Acquisition costs	800,000
Liabilities assumed	2,400,000
Total consideration	$10,300,000

In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $10.3 million, including transaction costs of approximately $0.8 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $7.3 million. Goodwill is not expected to be deductible for income tax purposes.

 Note 2 — Pro Forma Adjustments

The following unaudited condensed consolidated balance sheet data presents the fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a comprehensive evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale. Such balance sheet information includes accruals related to employee severance, relocation and exit costs, as estimated on the date of acquisition:

Non-Compete (5 year useful life)	$1,500,000
Customer relationships (5 year useful life)	300,000
Total intangible assets	1,800,000
Goodwill	7,300,000
Total assets acquired	9,100,000

Add fair value of net tangible assets in excess of liabilities acquired	1,200,000

Net assets acquired	$10,300,000

The consideration paid is approximately as follows:

Cash	$2,900,000
Liabilities assumed	2,400,000
Common stock	4,200,000
Acquisition costs	800,000

Total consideration	$10,300,000

The Company believes that the intangible assets acquired from Meritage have useful lives of five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Meritage to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

The preceding unaudited pro forma condensed combined financial statements do not include any pro forma adjustments for the following:

•                  Any operating efficiencies and cost savings that may be achieved with respect to the combined companies. As a result Meritage 2003 results and the six month ended June 30, 2004 results, reflect higher operating costs, and these pro forma historical results are not indicative or predictive of future periods.

•                  The combined companies may incur integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such Meritage Technologies, Inc. costs would generally be recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs would be recognized as an expense through the statements of operations.

Note 3 -     Amortization of acquired intangibles is based on the estimated economic life as outlined in Note 2 above. No pro- forma income tax benefit that is attributable to net income of Meritage Technologies, Inc. was recorded for the year ended December 31, 2003 and six months ended June 30, 2004 given the cumulative historical losses for both Meritage Technologies, Inc. and the Company.

Note 4 -     Pro forma interest expense includes interest on $2.5 million of long term debt outstanding as of the beginning of the periods.